EXHIBIT 10.51
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                          OPTION AND WARRANT AGREEMENT


                            Dated as of June 30, 1999



                                 BY AND BETWEEN



                         ACCESS ONE COMMUNICATIONS CORP.
                             (AS ISSUER OF WARRANTS)


                                       AND


                             MCG FINANCE CORPORATION
                           (AS PURCHASER OF WARRANTS)


           ----------------------------------------------------------

                Option to Acquire Warrants to Purchase up to 10%
                      of the Issued and Outstanding Shares
             of Capital Stock of Company (on a Fully Diluted Basis)

           -----------------------------------------------------------


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                                TABLE OF CONTENTS

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                                                                                                 ----
ARTICLE 1:  GRANT OF WARRANTS.....................................................................1
      1.1.  GRANT OF OPTION.......................................................................1
      1.2.  WARRANT ENTITLEMENT...................................................................2
      1.3.  OPTION AND WARRANTS AS ADDITIONAL COMPENSATION........................................2
ARTICLE 2:  PURCHASER'S REPRESENTATIONS AND AGREEMENTS............................................2
ARTICLE 3:  COMPANY'S REPRESENTATIONS AND WARRANTIES..............................................3
      3.1.  LEGAL EXISTENCE AND POWER.............................................................3
      3.2.  AUTHORIZATION; NON-CONTRAVENTION......................................................3
      3.3.  EXECUTION, DELIVERY AND BINDING EFFECT................................................3
      3.4.  BROKER AND FINDER FEES................................................................3
      3.5.  OFFER AND SALE OF SECURITIES..........................................................4
      3.6.  CAPITALIZATION; WARRANT SHARES AS A PERCENT OF CAPITAL STOCK..........................4
      3.7.  RESERVATION AND ISSUANCE OF WARRANT SHARES............................................4
      3.8.  DISCLOSURES...........................................................................4
      3.9.  ACKNOWLEDGMENT REGARDING PURCHASER'S PURCHASE OF THE WARRANTS.........................5
ARTICLE 4:  THE WARRANTS AND WARRANT SHARES.......................................................5
      4.1.  WARRANT CERTIFICATES..................................................................5
      4.2.  EXERCISE OF WARRANTS..................................................................6
      4.3.  TRANSFERS OF WARRANTS AND WARRANT SHARES..............................................6
      4.4.  REGISTRATION AND RELATED RIGHTS.......................................................7
      4.5.  RIGHTS UPON EQUITY DISPOSITIONS AND NON-SURVIVING TRANSACTIONS.......................13
      4.6.  REPURCHASE OFFERS....................................................................15
      4.7.  CUMULATIVE RIGHTS....................................................................16
      4.8.  EXERCISE OF RIGHTS CONDITIONED UPON CLOSING OF TRANSACTION INVOLVED..................16
      4.9.  PAYMENT OF TAXES AND EXPENSES........................................................16
      4.10. RESERVATION AND ISSUANCE OF WARRANT SHARES...........................................16
      4.11. CORRECTIVE ADJUSTMENTS...............................................................16
      4.12. LISTING OF SHARES....................................................................17
      4.13. LISTS OF HOLDERS.....................................................................17
      4.14. STATEMENT OF WARRANT INTEREST........................................................17
      4.15. RIGHT OF INSPECTION..................................................................17
      4.16. ATTENDANCE AND PARTICIPATION RIGHTS..................................................17
      4.17. COMPLIANCE WITH APPROVAL REQUIREMENTS................................................18
ARTICLE 5:  ANTI-DILUTION PROVISIONS.............................................................18
      5.1.  ADJUSTMENTS TO WARRANT SHARES PURCHASABLE AND EXERCISE PRICE.........................18
      5.2.  NOTICE OF ADJUSTMENT.................................................................22
      5.3.  PRESERVATION OF PURCHASE RIGHTS UPON CERTAIN TRANSACTIONS............................22
ARTICLE 6:  COMPANY'S COVENANTS..................................................................23
      6.1.  INFORMATION..........................................................................23
      6.2.  BOOKS AND RECORDS....................................................................24
      6.3.  NO AMENDMENTS TO ORGANIC DOCUMENTS...................................................24


                                        i
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
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
      6.4.  REINCORPORATION AND REORGANIZATION...................................................25
      6.5.  EXISTENCE, GOOD STANDING AND AUTHORIZATIONS..........................................25
      6.6.  CONDUCT OF BUSINESS..................................................................25
ARTICLE 7:  DEFINITIONS..........................................................................25
      7.1.  DEFINITIONS..........................................................................25
      7.2.  GENERAL CONSTRUCTION AND INTERPRETATION..............................................30
ARTICLE 8:  MISCELLANEOUS........................................................................31
      8.1.  COMPLIANCE WITH FCC AND STATE PUC REQUIREMENTS.......................................31
      8.2.  COMPLIANCE WITH PURCHASER'S REGULATORY REQUIREMENTS..................................31
      8.3.  BINDING EFFECT AND GOVERNING LAW.....................................................32
      8.4.  SURVIVAL.............................................................................32
      8.5.  NO WAIVER; DELAY.....................................................................32
      8.6.  MODIFICATION.........................................................................32
      8.7.  NOTICES..............................................................................32
      8.8.  PRIOR AGREEMENTS SUPERSEDED..........................................................34
      8.9.  SEVERABILITY.........................................................................34
      8.10. COUNTERPARTS.........................................................................34
      8.11. LIMITATION OF LIABILITY..............................................................34
      8.12. FORUM SELECTION; CONSENT TO JURISDICTION.............................................34
      8.13. WAIVER OF JURY TRIAL.................................................................35
EXHIBIT A -- ARTICLES OF INCORPORATION.................................ERROR! BOOKMARK NOT DEFINED.
EXHIBIT B -- AUTHORIZING RESOLUTIONS...................................ERROR! BOOKMARK NOT DEFINED.
EXHIBIT C -- FORM OF WARRANT CERTIFICATE...............................ERROR! BOOKMARK NOT DEFINED.
EXHIBIT D -- RESTRICTIVE LEGENDS.......................................ERROR! BOOKMARK NOT DEFINED.

                          OPTION AND WARRANT AGREEMENT

     THIS OPTION AND WARRANT AGREEMENT (as defined in Article 7 along with all the other defined terms, this "Agreement") is made and effective as of June 30, 1999 by and between ACCESS ONE COMMUNICATIONS CORP. (as more fully defined in Article 7, "Company"), and MCG FINANCE CORPORATION (as more fully defined in
Article 7, "Purchaser", "Lender" and/or a "Holder").

                                 R E C I T A L S

     WHEREAS, Company (together with certain of its Affiliates) has requested Lender (and Lender has agreed) to enter into the Credit Agreement and various related Loan Documents (as defined in the Credit Agreement) pursuant to which Lender will provide Company (together with certain of its Affiliates) with credit facilities initially aggregating up to $7.5 million; and

     WHEREAS, to induce Lender to enter into the Credit Agreement and other Loan Documents and as additional consideration for the credit to be provided thereunder, Company has agreed to issue and deliver to Purchaser an Option to acquire the Warrants (evidenced by Warrant Certificates) to purchase up to an aggregate of 10% (on a fully diluted basis and subject to adjustment including under Section 5.1.m) of the Capital Stock and voting rights of Company;

     NOW,  THEREFORE,  in  consideration  of the  foregoing  and other  good and valuable consideration (receipt and sufficiency of which are hereby acknowledged), and intending to be legally bound hereby, Company and Purchaser hereby agree as follows:


                         ARTICLE 1 . GRANT OF WARRANTS


     1.1. GRANT AND EXERCISE OF OPTION. Company hereby grants to Purchaser an option (the "Option") to acquire warrants (the "Warrants") to purchase collectively shares of voting Common Stock representing, as of the date of exercising such Option, 10% of the issued and outstanding shares of Capital Stock and voting rights of Company (on a fully diluted basis) (but excluding from such calculation any shares of Common Stock sold after the date hereof and prior to the date of exercising such Option in connection with which the price per share sold is based upon a valuation of the equity of the Company that is no less than $20.0 million and as to which Purchaser does not elect to exercise its preemptive rights under Section 5.1.h). The actual number of Warrants and Warrant Shares purchasable pursuant to the Warrants will be established as of the date that the Option is exercised, and such number of Warrants and Warrant Shares will thereafter be adjusted from time to time as provided herein. The Option is exercisable immediately and may be exercised by the holder hereof by written notice to Company at any time prior to the earlier to occur of the following two events: (a) 11:59 p.m. (Eastern Time) on June 30, 2009 and (b) the date on which

Lender accepts payment of the Deferred Interest accrued under Section 1.1.5 of the Credit Agreement. Any notice of exercise of the Option shall include an acknowledgment that the holder hereof is forgoing any further right to collect the accrued Deferred Interest under Section 1.1.5 of the Credit Agreement. Immediately upon exercise of the Option, Company shall issue and deliver to such holder Warrant Certificates evidencing the Warrants, together with a capitalization chart and an explanation of how the number of Warrants is being calculated. Any dispute between Company and such holder with respect to the number of Warrants and Warrant Shares purchasable to be represented by such Warrant Certificates shall be resolved by an Independent Appraiser selected by such holder with the approval of Company (which approval shall not be unreasonably withheld). The terms of Articles 4, 5, and 6 hereof shall not be effective until the Option is exercised (other than Sections 4.10, 4.14, 4.15, 4.16, 5.1.h, 5.1.m and 6.1, which Sections are effective immediately as of the date hereof). Purchaser (without the necessity of any consent by Company) may transfer the Option to and among any Holder-Affiliated Transferees.

     1.2. WARRANT ENTITLEMENT. Each Warrant entitles the registered Holder of such Warrant to purchase (during the Exercise Period) one fully paid, nonassessable Warrant Share at a price of $.01 per share (as such amount may be adjusted from time to time as provided herein, the "Exercise Price").

     1.3. OPTION AND WARRANTS AS ADDITIONAL COMPENSATION. The Option and Warrants (and the grant thereof hereunder) are additional compensation for the cost, expense and risk incurred by Lender (and/or its Affiliates) associated with the underwriting and establishment of the loan credit facilities to be provided for in the Credit Agreement, but neither the grant nor the exercise of any Option or Warrants in any way affects or relieves Company (or any Affiliate thereof) of any of its obligations to fully and timely perform and to fully and timely repay the entire indebtedness due under the Credit Agreement and related Loan Documents.


             ARTICLE 2 . PURCHASER'S REPRESENTATIONS AND AGREEMENTS


     Purchaser represents and warrants that it is acquiring the Option (a) solely for the purpose of investment and not with a view to any distribution of the Warrants or any Warrant Shares within the meaning of the Securities Act, and
(b) with no present intention of selling or otherwise transferring the Option, the Warrants, the Warrant Certificates or the Warrant Shares except as provided herein. Purchaser further represents and warrants as follows: (1) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Option and Warrants, and (2) it has the ability to bear the economic risks of its prospective investment, and (3) it is able (without materially impairing its financial condition) to hold the Option, the Warrants and Warrant Shares for an indefinite period of time and to suffer a complete loss on its investment in such Option, Warrants and Warrant Shares. Purchaser agrees that it will not offer, sell or otherwise transfer any Option, Warrants, Warrant Certificates or Warrant Shares except in compliance with this Agreement and the Securities Act (and the regulations of the Commission thereunder) , as well as in compliance with any applicable laws, regulations and orders of and/or administered by any State PUC (to the extent failure to so comply could reasonably be expected to have or cause a material adverse effect on the operations of Company) or the FCC.


              ARTICLE 3 . COMPANY'S REPRESENTATIONS AND WARRANTIES


     Company represents and warrants that:

     3.1. LEGAL EXISTENCE AND POWER. Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and (b) has all requisite power to execute, deliver and perform this Agreement, and (c) has all requisite power to issue and deliver the Option, to issue, execute, deliver and perform the Warrants and Warrant Certificates (if and when the Option is exercised), and to issue and deliver the Warrant Shares (if and when any Warrants are exercised). The Articles of Incorporation of Company (as amended from time to time prior to the effective date hereof) are attached as Exhibit A.

     3.2. AUTHORIZATION; NON-CONTRAVENTION. Company has duly authorized each of the following by all requisite actions thereof: (a) the execution, delivery and performance of this Agreement, and (b) the issuance and delivery of the Option, and (c) the issuance and delivery of the Warrants upon exercise of the Option, and (d) the execution, delivery and performance of the Warrant Certificates, and
(e) the issuance and delivery of the Warrant Shares upon any exercise of the Warrants. None of the actions or activities by Company the authorization of which is described in the first sentence of this Section (when performed by Company) will violate, breach or cause a default under (or will require any consent that has not been obtained under) any applicable law or regulation (including the laws, regulations and orders of and/or administered by the FCC or any State PUC), the Organic Documents of Company, any voting or other equity-related agreements, any other material agreements or instruments, any order, injunction or decree of any court or governmental authority, or any permit, authorization or license that (with respect to each of the foregoing items, as applicable) Company is a party to, Company is bound by or Company operates pursuant to. The resolutions of Company's Board of Directors authorizing the actions described in the first sentence of this Section are attached as Exhibit B and are in full force and effect as of the effective date hereof.

     3.3. EXECUTION, DELIVERY AND BINDING EFFECT. This Agreement has been duly executed and delivered by Company. This Agreement and the Option constitute and the Warrants and Warrant Certificates will constitute valid and binding obligations of Company enforceable against Company in accordance with their terms except as (a) the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

     3.4. BROKER AND FINDER FEES. Company has not dealt with any broker, finder, investment bank or other advisor in connection with the issuance and sale of the Option, the Warrants or Warrant Shares, and no broker, finder, investment banking or advisory fee or commission has been or will be payable (or asserted to be payable) by Company with respect to the issuance and sale of the Option, the Warrants or the Warrant Shares.

     3.5. OFFER AND SALE OF SECURITIES. The offer, sale and issuance of the Option complied with or are exempt from, and the issuance of the Warrants and Warrant Shares pursuant to the terms hereof and thereof will comply with or will be exempt from, the requirements of federal and applicable state securities or "Blue Sky" laws.

     3.6. CAPITALIZATION; WARRANT SHARES AS A PERCENT OF CAPITAL STOCK.

          a. Schedule 3.6 accurately and completely describes all of the authorized, issued and outstanding shares of Capital Stock of Company. All of such outstanding shares of Capital Stock have been validly issued and are fully paid and nonassessable.

          b. Except as disclosed on Schedule 3.6 or as is required under this Agreement, Company is not subject to any obligation (contingent or otherwise) to purchase or otherwise acquire or retire any of its Capital Stock, and no Person has any right of first refusal, preemptive right, put right or similar right with respect to any Capital Stock of Company. Except as disclosed on Schedule 3.6 or as is required under this Agreement, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements under which Company is or may be obligated to issue any Capital Stock. Except as disclosed on Schedule 3.6 or as is required under this Agreement, Company has not granted to any Person the right to require Company to register any securities of Company under the Securities Act (whether on a demand basis or in connection with the registration of securities of Company for its own account or for the account of any other Person).

          c. The Warrant Shares (as of the date of exercise of the Option) will represent 10% of the issued and outstanding shares of Capital Stock and voting rights on a fully diluted basis (except as provided in Section 1.1 and subject to adjustment including under Section 5.1.m).

     3.7. RESERVATION AND ISSUANCE OF WARRANT SHARES. Company has reserved among its currently authorized but unissued shares of Common Stock the full number of Warrant Shares deliverable upon exercise of all of the Warrants. The Warrant Shares (when and if issued upon exercise of the Warrants in accordance with the terms hereof) (a) will be duly authorized, validly issued, fully paid and nonassessable, and (b) will be free from all taxes (other than income taxes that may be imposed upon the Holder thereof), liens (other than liens that may be created by the Holder thereof as and to the extent permitted under this Agreement), preemptive rights, rights of first refusal or similar rights of other equityholders of Company.

     3.8. DISCLOSURES. All information relating to or concerning Company (and its direct and indirect Subsidiaries, if any) set forth in this Agreement or otherwise provided to Purchaser in connection with the transactions contemplated by this Agreement is true, correct and complete in all material respects, and Company has not omitted to state any material fact necessary in order to make the statements made herein or therein (in light of the circumstances under which there were made) not misleading.

     3.9. ACKNOWLEDGMENT REGARDING PURCHASER'S PURCHASE OF THE WARRANTS. Company acknowledges and agrees that (a) Purchaser is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby, and (b) Company has been advised by legal counsel in connection herewith, and (c) Purchaser is not acting as a financial advisor or fiduciary of Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, and (d) any advice given by Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to Purchaser's purchase of the Warrants.


                  ARTICLE 4 . THE WARRANTS AND WARRANT SHARES


     4.1. WARRANT CERTIFICATES.

          a. Form of Certificate; Registration Among Company's Records. The Warrants shall be evidenced by one or more Warrant Certificates, each of which will be substantially in the form of Exhibit C with the applicable legend specified on Exhibit D (but shall incorporate such changes therein as may be required from time to time to reflect any adjustments made pursuant to Article 5). Each Warrant Certificate shall be uniquely numbered, shall identify the record Holder thereof, and shall be registered on the books and records of Company in substantially the same manner as other equity interests of Company.

          b. Exchange and Transfer of Certificates. A Warrant Certificate (and the Warrants evidenced thereby) may be exchanged or (subject to compliance with the applicable requirements hereof) may be transferred from time to time at the option of the Holder thereof. Upon surrender of any such Warrant Certificate to Company, then Company shall issue and deliver to (or in accordance with the written instructions of) such Holder one or more new Warrant Certificates evidencing in the aggregate the same number of Warrants.

          c. Missing and Mutilated Certificates. If any Warrant Certificate is lost, stolen, mutilated or destroyed, then Company (upon request of the registered Holder thereof) shall issue and deliver to (or in accordance with the written instructions of) such Holder one or more replacement Warrant Certificates evidencing in the aggregate the same number of Warrants. Company's obligation under this Clause is conditioned upon its receipt of reasonably satisfactory evidence of such loss, theft, mutilation or destruction.

          d. Authorization of Certificate Signer. Any Warrant Certificate may be signed on behalf of Company (and delivered to the Holder entitled thereto) by any person who, on the actual date of execution of such Warrant
     Certificate, is a proper officer of Company to sign such Warrant Certificate even though (1) on the date of execution of this Agreement such person was not such an officer, and/or (2) on the date of delivery of such Warrant Certificate such person has ceased to serve as such officer of Company.


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


     4.2. EXERCISE OF WARRANTS.

          a. Exercise Period. The Warrants are exercisable at any time and from time to time after the exercise of the Option and prior to 11:59 p.m. (Eastern Time) on June 30, 2009 (as such period may be extended from time to time by mutual agreement of the Holders and Company, "Exercise Period"), at which time any unexercised Warrants shall expire.

          b. Method of Exercise. A Holder of any Warrant Certificate may exercise any such Warrants from time to time during the Exercise Period to purchase Warrant Shares upon (1) the surrender of such Warrant Certificate evidencing such Warrants, and (2) the payment of the Exercise Price in cash, by certified or cashier's check payable to the order of Company or by wire transfer to Company. Such surrender and payment must occur at an office of Company or at such other address as Company may specify in writing to the then registered Holder of such Warrant Certificate.

          c. Issuance of Warrant Shares Upon Exercise. Upon surrender of any Warrant Certificate and payment of the applicable Exercise Price (as described above in this Section), then Company shall issue, sell and deliver to or upon the instructions of the Holder of such Warrant Certificate and/or its designee one or more certificates evidencing in the aggregate the number of Warrant Shares represented by such Warrant Certificate that are then being purchased (each of which Warrant Shares shall be validly issued, fully paid and nonassessable). Any persons so designated to be named therein shall be deemed to have become a Holder of record of such Warrant Shares as of the date of exercise of such Warrants. If less than all of the Warrants evidenced by a Warrant Certificate are exercised at any time prior to the last day of the Exercise Period, then Company shall issue to such Holder (or its designee) one or more new Warrant Certificates evidencing the remaining number of Warrants evidenced by such Warrant Certificate that are not then exercised by Holder.

          d. Rights of a Holder of Warrant Shares Upon Exercise. Upon any exercise of Warrants by a Holder entitled thereto in accordance with and as provided under this Agreement, the Holder of such issued Warrant Shares shall be entitled to all of the rights and benefits of a holder of voting Capital Stock under the Organic Documents of Company as well as the rights and benefits of a Holder of Warrant Shares under this Agreement (notwithstanding any provision of such Organic Documents to the contrary). To the extent that the rights and benefits of a holder of voting Capital Stock under the Organic Documents are inconsistent with or less favorable than the rights and benefits of a Holder of Warrant Shares under this Agreement, then the terms and provisions of this Agreement shall control and govern with respect to the rights and benefits of such Holder.

     4.3. TRANSFERS OF WARRANTS AND WARRANT SHARES.

          a. General Transferability. Except as otherwise expressly provided herein, upon compliance with any applicable requirements under the Securities Act and the laws, regulations and orders of and/or administered by each State PUC (to the extent failure to so comply could reasonably be expected to have or cause a material adverse effect on the operations of Company) or the FCC, then the Warrants, the corresponding Warrant Certificates and the Warrant Shares may be transferred by Purchaser (or any other subsequent Holder) from time to time in whole or in part upon complying


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


with the right of first refusal under Clause "b" of this Section or as otherwise provided under Clause "c" of this Section (but without the necessity of obtaining any consent of Company).

          b. Restrictions on Transferability (Right of First Refusal). So long as (i) all other holders of equity (or rights to acquire equity) of Company are subject to at least as restrictive a condition on their ability to transfer such equity interests and (ii) no Public Offering has occurred, and (iii) no Event of Default then exists under the Credit Agreement, then Prior to selling any of the Warrants to any Person (other than as provided in Clause "c" below), Purchaser (or a subsequent Holder-Affiliated Transferee who is then the Holder of such Warrants) will afford Company the right (for a period of 5 Business Days after such Holder provides notice thereof to Company) to purchase such Warrants on the same terms and conditions (including price, consideration and method of payment) as such Holder is proposing to sell such Warrants to any such other Person. If Company does not irrevocably commit to so acquire all such Warrants under such terms and conditions during such 5-Business-Day period (and thereafter consummate such acquisition within 30 calendar days after such commitment), then such Holder at any time thereafter may sell such Warrants to any such other Person on terms and conditions that are substantially the same or less favorable to such acquiror than as was offered to Company. For purposes of the immediately preceding sentence, the term "less favorable" terms and conditions will include a higher price per Warrant Share and/or a higher percentage of consideration in immediately available funds.

          c. Unrestricted Transferability to Certain Persons. Notwithstanding the foregoing or any other provision of this Agreement, upon compliance with any applicable requirements under the Securities Act and the laws, regulations and orders of and/or administered by each State PUC (to the extent failure to so comply could reasonably be expected to have or cause a material adverse effect on the operations of Company) or the FCC, then the Warrants, the Warrant Certificates and/or the Warrant Shares may be transferred by Purchaser (or any other subsequent Holder) from time to time in whole or in part without any restriction or condition (including without the necessity of complying with any right of first refusal) to any Holder-Affiliated Transferee, to any Affiliate of such Holder and/or to any Person who is also acquiring some or all of the indebtedness of Company under the Credit Agreement.

          d. Treatment of Holder Prior to Notice of Transfer. Prior to receiving notice of any such transfer (either from such Holder or from such transferee), Company shall be otherwise entitled to treat such known Holder as the Holder of record hereunder for purposes of giving and receiving notices and for purposes of exercising rights hereunder.

          e. Rights of a Subsequent Holder. Unless otherwise limited or restricted pursuant to the document of transfer, then a subsequent Holder of Warrants, Warrant Certificates or Warrant Shares hereunder shall be entitled to all of the rights and benefits of the transferring Holder under this Agreement and under the Organic Documents.

     4.4. REGISTRATION AND RELATED RIGHTS.

          a. Incidental Registration in a Public Offering. Each Holder of Warrant Shares and each Holder of Warrants shall have the right to require Company to include all or (at such

Holder's election) any portion of such Warrant Shares and the Warrant Shares purchasable upon exercise of any such Warrants in any Public Offering of Company's securities.

     Company shall give written notice to each Holder of Warrants and each Holder of Warrant Shares (at each such Holder's last known address as it appears on Company's books and records) promptly after the occurrence of any of the following events: (i) Company deciding to proceed with any registration of securities that would constitute a Public Offering if declared effective, or
(ii) the initial filing of a registration statement with the Commission pertaining to any Public Offering, or (iii) any amendment, supplement or modification to any registration statement for a Public Offering by Company (other than amendments, supplements and modifications that occur automatically through incorporation by reference as a result of subsequently prepared publicly available materials), or (iv) any withdrawal of any registration statement for a Public Offering by Company. Once any such registration statement is declared effective by the Commission, then Company may not amend or modify it without providing each Holder of Warrants and each Holder of Warrant Shares with written notice thereof at least 5 Business Days prior to filing any such amendment or modification with the Commission.

     In connection with any such Public Offering, Company shall enter into an underwriting agreement with one or more underwriters that shall provide, among other things, that the underwriters shall offer to purchase at the closing of such Public Offering all of the Warrant Shares and all of the Warrants (or such lesser portion thereof as any Holder may request) at the price paid by the underwriters for the Capital Stock (or if a security convertible into or exchangeable for, or rights to purchase, Capital Stock, then the conversion, exchange or purchase price for the Capital Stock provided for by such security less the conversion, exchange or exercise premium on the date of such offering) sold by Company and/or any selling shareholders (less, with respect to Warrants, the Exercise Price then in effect). Notwithstanding the foregoing, if the underwriters shall advise Company in writing that, in their experience and professional opinion arrived at in good faith based upon existing market conditions, inclusion of such number of Warrant Shares (together with the shares of Capital Stock requested for registration by any other selling equityholders) will adversely affect the price or distribution of the securities to be offered in such Public Offering solely for the account of Company, then (1) Company shall promptly furnish each such Holder with a copy of such written advice by the underwriters, and (2) such Holders shall then have the right to include only such number of Warrant Shares and Warrants that such advice by the underwriters indicates may be distributed without adversely affecting the distribution of the securities solely for Company's account. As among Holders of Warrant Shares and/or Warrants, such availability for inclusion in the registration for such Public Offering shall be allocated pro rata based upon the total number of Warrant Shares owned or purchasable by such Holder. As between such Holders and any other holders of Capital Stock requesting to be included in such Public Offering, priority for inclusion in the registration for such Public Offering shall be allocated pro rata based upon the total number of shares of Capital Stock owned or purchasable by such holder and the Holders.

     In connection with an Initial Public Offering, provided that all other holders of equity interests of Company are subject to identical (or more restrictive) restrictions with respect to their equity interests, each Holder of Warrants and each Holder of Warrant Shares shall agree to refrain from selling or otherwise transferring (other than to a Holder-Affiliated Transferee) any Warrant Shares not included in such Initial Public Offering for a period of time (not to exceed 90 calendar days after the effective date of the registration statement for such Initial Public Offering) as may be appropriate under the circumstances and reasonably requested by Company and the underwriters for such offering.

          b. Demand Registration Following an Initial Public Offering or Surviving Public Combination. In addition to any other registration rights to which any Holder is entitled, at any time and from time to time after the closing of an Initial Public Offering or a Surviving Public Combination, Company (upon each request of Holders of at least 50% of the Warrant Shares and Warrants) shall prepare, shall file with the Commission and shall use its best efforts to cause to become effective as promptly as reasonably possible a registration statement (on Form S-3 or any successor form, if available) covering such number of Warrant Shares owned or then purchasable as is requested by such Holders. Notwithstanding the foregoing, Company shall not be required to so prepare and file upon the demand of such Holders either (a) more than three (3) such registration statements that are declared effective by the Commission and maintained in effect by Company for at least 90 consecutive calendar days and are not on a Form S-3 (or any successor form), or (b) any such registration statement within the first 90 calendar days after the closing of an Initial Public Offering, or
     (c) any such registration statement within the first 90 calendar days after the closing of a Public Offering that was effective for at least 90 consecutive calendar days and in which 50% or more of the Warrant Shares and Warrants were included.

     In connection with any such demand registration, Company shall use its best efforts to engage (or, at Holders' request, shall use its best efforts to assist Holders in engaging) one or more underwriters to purchase on a best-efforts or a firm-offer basis the Warrant Shares owned or then purchasable at the price at which such Warrant Shares are to be resold under such registration statement less the underwriters' discount (less, with respect to Warrants, the Exercise Price then in effect). The registration statement shall also provide that sales of the Warrant Shares may be made by dealers, on an exchange if listed, directly to purchasers or in any other manner. No such registration statement filed pursuant to this demand registration provision (without the consent of Holders of at least 50% of the total Warrant Shares and Warrants) may relate to any securities other than the Warrant Shares, and no other securities may be sold incidentally to any such underwritten public offering of Warrant Shares so registered.

     In connection with any such demand registration, Company shall keep effective and maintain the registration, qualification, approval or listing covering the Warrant Shares for a period of at least 90 consecutive calendar days (or in the event such registration is on Form S-3 or any successor form, on a continuous basis). Company from time to time shall amend or supplement the prospectus and registration statement used in connection with any such registration to the extent necessary to comply with applicable law (including to reflect additional information relating to the plan of distribution), and shall immediately advise each Holder if any such prospectus or registration statement does not so comply and/or if any stop order or similar order is issued or threatened or any request for amendment or supplement is received from any regulatory agency. Company shall make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. Company shall comply with all other applicable laws in connection with any offering of Warrant Shares and will promptly make available an earnings statement in accordance with Section 11(a) of the Securities Act and the regulations promulgated thereunder.

          c. Holders Entitled to Equivalent Rights. If Company has otherwise granted or hereafter grants to any Person any other or additional registration rights with respect to any securities of Company (or similar registration rights with any more favorable or less restrictive terms), then Company will promptly notify each Holder of Warrants and each Holder of Warrant Shares, and such registration rights (or the more favorable or less restrictive terms thereof) will be deemed automatically to be incorporated into this Agreement (without the necessity of any other action by the parties hereto) as additional registration rights that each Holder is entitled to exercise.

          d. Sales Through Underwriters and Dealers. Company shall effect the registration or qualification of the Warrant Shares, and the notification to or approval of any governmental authority under any federal or state law, and the listing with any securities exchange on which the Common Stock is listed, in each instance as may be necessary to permit the sale of Warrant Shares through underwriters, and, in the case of a demand registration hereunder, also through dealers, on an exchange, directly to purchasers or in any other manner.

          e. Certain Additional Agreements in Connection with Registrations. In connection with any Public Offering, Company (1) shall enter into, execute and deliver all agreements and other instruments and documents (including opinions of counsel, comfort letters and underwriting agreements) that are customary and appropriate with such public offerings, and (2) shall cooperate with any underwriters to facilitate sales of the Warrant Shares to the same extent as if such Warrant Shares were being offered directly by Company, and (3) shall furnish each Holder such numbers of copies of registration statements and prospectuses (and amendments and supplements thereto) as such Holder may reasonably request, and (4) shall take all such other actions as are necessary or advisable to facilitate the registration and sale of such Warrant Shares. In connection with any Public Offering as to which any Holder is requesting registration of Warrant Shares, each such Holder (i) shall provide Company with such information regarding itself, himself or herself as may be reasonably required by Company, and (ii) shall reasonably cooperate with Company in the preparation of the registration statement, and (iii) shall enter into, execute and deliver all agreements and other instruments and documents that are customary and appropriate for selling equityholders to execute in connection with a secondary public offering.

          f. Indemnification by Company. In connection with any offering of Warrant Shares pursuant to the provisions of this Section, Company hereby indemnifies and holds harmless each Holder of Warrants and each Holder of Warrant Shares (and the directors, officers and controlling Persons of each such Holder), each other Person (if any) who acts on behalf of or at the request of any such Holder, each underwriter, and each other Person who participates in the offering of Warrant Shares (collectively, for purposes of this Clause, the "Indemnified Parties") against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon either of the following:

               (i) any untrue statement or alleged untrue statement of any material fact contained (on the effective date thereof) in any registration statement (or any amendment thereto) under which such Warrant Shares were registered under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or

               (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or

               (iii) any violation by Company of any federal or state law, rule or regulation applicable to Company in connection with any registration statement or prospectus (or any amendment or supplement thereto).

Company shall also reimburse each such Indemnified Party for any legal or any other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing, Company shall not be liable to an Indemnified Party in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to Company through an instrument duly executed by such Indemnified Party specifically stating that it is expressly for use therein. Such indemnity shall remain in full force and effect and shall survive the transfer of such Warrants or Warrant Shares by any such Holder.

          g. Indemnification by Holders. Each Holder whose Warrant Shares are sold under any registration statement pursuant to this Section (by inclusion of such Warrant Shares thereunder) shall indemnify and hold harmless Company (the officers, directors and controlling Persons thereof), each other Holder of Warrants and each other Holder of Warrant Shares (and the directors, officers and controlling Persons of each such Holder), each other Person (if any) who acts on behalf of or at the request of Company or such other Holder, each underwriter, and each other Person who participates in the offering of Warrant Shares (collectively, for purposes of this Clause, the "Indemnified Parties") against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon either of the following:

               (i) any untrue statement or alleged untrue statement of any material fact contained (on the effective date thereof) in any registration statement (or any amendment thereto) under which such Warrant Shares were registered under the Securities Act at the request of such Holder, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or

               (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

but only to the extent (with respect to either of the foregoing Clauses) that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Company through an instrument duly executed by such Holder specifically stating that it is expressly for use therein. Each such Holder shall also reimburse each such Indemnified Party for any legal or any other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing, no such Holder shall be liable to any Indemnified Party in any such instance to the extent (a) such loss, claim, damage or liability relates to any untrue statement or omission, or any alleged untrue statement or omission, made in a preliminary prospectus but eliminated or remedied in a final prospectus, and (b) a copy of the final prospectus was not delivered to the Person asserting the claim at or prior to the time required by the Securities Act in an instance for which delivery thereof would have constituted a defense to the claim asserted by such Person.

          h. Certain Notices and Other Rights Relating to Indemnification. A party from whom indemnity may be sought pursuant to the provisions of this Section shall not be liable for such indemnity with respect to any claim as to which indemnity is sought unless the party seeking such indemnity shall have notified such indemnifying party in writing of the nature of such claim promptly after such indemnified party becomes aware of the assertion thereof. Notwithstanding the foregoing, the failure to so notify such indemnifying party shall not relieve such party from any liability which it may have to such indemnified party otherwise than on account of the provisions of this Section or if the failure to give such notice promptly shall not have been prejudicial to such indemnifying party. No indemnifying party shall be liable for any compromise or settlement of any such action effected without its consent. No indemnifying party (in the defense of any such claim or suit), without the consent of each indemnified party, shall consent to any compromise or settlement that does not include as an unconditional term thereof the giving by the claimant to such indemnified party of a complete release from all liability in respect of such claim or suit.

          i. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section for any reason is held to be unenforceable although applicable in accordance with its terms, Company and the Holders, as amongst themselves, shall contribute to the losses, claims, damages, liabilities and expenses described herein in such proportions so that the portion thereof for which any Holder shall be responsible shall be limited to the portion determined by a court or the parties to any settlement to be directly attributable to an untrue statement of a material fact or an omission to state a material fact in a registration statement, preliminary prospectus, prospectus or amendment or supplement thereto in specific reliance upon and in conformity with written information furnished to Company through an instrument duly executed by such Holder specifically stating that it is expressly for use therein, and Company shall be responsible for the balance. Notwithstanding the foregoing, the liability of each Holder shall be limited to the net proceeds received by such Holder from the sale of the Warrant Shares sold by it thereunder. Company and the Holders agree that it would not be just and equitable if their respective obligations to contribute were to be determined by pro rata allocation, by reference to the proceeds realized by them or in any manner which does not take into account the equitable considerations set forth in this Clause.

     4.5. RIGHTS UPON EQUITY DISPOSITIONS AND NON-SURVIVING TRANSACTIONS.

          a. Offer to Purchase. In connection with any Equity Disposition or any Non-Surviving Transaction, Company or the acquiror in any Equity
     Disposition or Non-Surviving Transaction shall also offer to purchase on the terms set forth below all of the Warrant Shares and all of the Warrants. If an Equity Disposition is of less than all of the Capital Stock then outstanding, then the number of Warrants and Warrant Shares subject to purchase under this Section shall be reduced proportionately (to the nearest whole number), and such reduced number will be allocated pro rata among all Holders desiring to tender Warrant Shares or Warrants in connection with such transaction.

          b. Notice of Proposed Transaction. Company shall give written notice to each Holder of Warrants and each Holder of Warrant Shares (at each such Holder's last known address as it appears on Company's books and records) promptly after an agreement in principle is reached with respect to any Equity Disposition or any Non-Surviving Transaction (but, in any event, at least 30 calendar days prior to the closing of any such transaction).

          c. Purchase Price. If a Holder accepts the offer under this Section, then (as a condition to consummation of such Equity Disposition or any Non-Surviving Transaction) either Company or such acquiror shall purchase (either before or concurrently with the consummation of such transaction) all Warrants and Warrant Shares tendered by a Holder thereof at a cash price per Warrant and Warrant Share equal to the result of the following formula:

               (i) the product of (1) the aggregate consideration received by all sellers and transferors in connection with such transaction or series of related transactions (including the consideration to be received by the holders of Warrants and Warrant Shares pursuant to this provision) and (2) a fraction the numerator of which is the number of Warrants and Warrant Shares tendered for purchase in connection with such transaction or series of related transactions and the denominator of which is the sum of the number of shares of Common Stock outstanding immediately prior to such transaction or series of related transactions plus the number of Warrants and Warrant Shares tendered for purchase (which result is the amount of consideration available for all Warrants and Warrant Shares tendered in connection with such transaction), divided by

               (ii) the number of Warrants and Warrant Shares tendered for purchase in connection with such transaction (which result is the amount of consideration available for each Warrant and Warrant Share tendered in connection with such transaction), minus

               (iii) the Exercise Price then in effect (but only with respect to Warrants and not Warrant Shares).

Notwithstanding the foregoing, in connection with any such Equity Disposition or Non-Surviving Transaction, each Holder may elect (at its option) to receive the purchase price payable under this Section pro rata in kind in the same form of consideration as is to be received by Company or such selling equityholder.

          d. Payment of Purchase Price. Company (either before or concurrently with the consummation of such transactions) shall distribute to the respective Holders of Warrants and Warrant Shares (or to such other Person as such Holder may direct Company in writing) the applicable purchase price for each tendered Warrant Share and Warrant in cash, by certified or cashier's check, by wire transfer or by any other means acceptable to such Holder. In addition, Company shall also deliver to each such Holder (as and to the extent applicable) a return or re-issuance of Warrants and Warrant Shares not purchased in connection with any such transaction.

          e. Determination of "Aggregate Consideration". Unless the entire consideration in such transaction consists of cash or unless otherwise agreed by Holders of Warrants and Warrant Shares, then the fair value of the "aggregate consideration" to be received by all sellers and transferors in connection with an Equity Disposition or Non-Surviving Transaction shall be determined by an Independent Appraiser selected by Holders of a majority of the Warrants and Warrant Shares and approved by Company (which approval may not be unreasonably withheld, delayed or conditioned). Such Independent Appraiser shall use one or more valuation methods that the Independent
     Appraiser (in its best professional judgment) determines to be most appropriate under the circumstances; provided, that (i) such valuation methods shall take into account any related agreements that result in personal gain, payments or compensation to any director, officer or equityholder of Company, and (ii) such valuation methods shall not give effect to (1) any discount for any lack of liquidity or minority status, or
     (2) the fact that such equity securities may not be registered under the Securities Act. Such Independent Appraiser, as promptly as is reasonably possible, will prepare and deliver to Company and to each Holder of a Warrant or Warrant Share a written valuation report indicating (a) the methods of valuation considered or used, and (b) the value of the "aggregate consideration" paid by the acquiror in connection with the particular Equity Disposition or Non-Surviving Transaction or otherwise received by the sellers and transferors in connection therewith, and (c) the nature and scope of the examination or investigation upon which the determination of value was made. Unless the valuation report is revised by the Independent Appraiser within 5 Business Days after delivery thereof or unless Company and Holders otherwise mutually agree, then the valuation report shall be deemed final at the end of such 5-Business-Day period. Company shall pay the fees and expenses associated with the Independent Appraiser.

     4.6. REPURCHASE OFFERS.

          a. Offer to Repurchase. Within 30 calendar days following the occurrence of any Repurchase Condition, Company shall make a written offer (each, a "Repurchase Offer") to repurchase at the Repurchase Price up to all of the Warrant Shares and Warrants owned by each Holder. Each such Repurchase Offer (among other things) shall indicate the date of occurrence of the relevant Repurchase Condition and shall provide a calculation of the Current Market Price per Warrant Share (together with a copy of documentation supporting such calculation). Each such Repurchase Offer shall be delivered by Company to each such Holder entitled thereto by first-class mail to the last known address of such Holder on the books and records of Company.

          b. "Repurchase Condition". A "Repurchase Condition" will be deemed to occur (1) on February 28, 2002, and (2) on February 28, 2009, and (3) at any time after February 28, 2002, and prior to June 30, 2009 upon a written request from Holders of at least 50% of the outstanding Warrants and Warrant Shares, and (4) upon any full repayment of the indebtedness under the Loan Documents, and (5) upon the occurrence of any Event of Default under and as defined in the Credit Agreement.

          c.  "Repurchase  Price".  The "Repurchase  Price" for each Warrant and
     Warrant Share in connection with any such Repurchase Offer will be the greater of (a) the Deferred Interest (as determined and defined in the Credit Agreement) as of the date of consummating any such Repurchase transaction (or if Lender has previously opted to exercise the Option rather than collect the Deferred Interest, then as of the date that such decision was made) divided by the number of Warrants and Warrant Shares then outstanding or (b) the Current Market Price per Warrant Share, less with respect to Warrants (but not Warrant Shares) the Exercise Price then in effect.

          d. Acceptance of Repurchase Offer. At any time within 60 calendar days after a Holder receives a Repurchase Offer (together with a final written valuation report), each such Holder may accept such Repurchase Offer by agreeing to tender for repurchase by Company all or any portion of such Holder's Warrant Shares and Warrants.

          e. Payment of Purchase Price. Within 30 calendar days of receiving any such agreement to tender Warrant Shares or Warrants, Company shall distribute to each such Holder (or to such other Person as such Holder may direct Company in writing) the applicable Repurchase Price for each such tendered Warrant Share and Warrant in cash, by certified or cashier's check, by wire transfer or by any other means acceptable to such Holder (concurrently with which distribution, such Holder shall deliver to Company the Warrant Certificates and/or Warrant Shares). In addition, Company shall also deliver to each such Holder (as and to the extent applicable) a return or re-issuance of Warrants and Warrant Shares not tendered for repurchase. Notwithstanding the foregoing, with respect to the Repurchase Condition occurring concurrently with any full repayment of the indebtedness under the Loan Documents under Clause "b(4)" above, unless the Holders otherwise consent, Company shall establish a cash escrow of the Repurchase Price with a "well capitalized" depository institution concurrently with any such full repayment of the indebtedness under the Loan Documents (but such cash escrow shall be returned to Company if the Holders elect not to accept such Repurchase Offer).

     4.7. CUMULATIVE RIGHTS. The rights of Holders upon the occurrence of events set forth in this Article 4 are cumulative. If more than one such event occurs simultaneously (or the time period for exercising any such rights overlaps), then each Holder can elect which rights (if any) to exercise and any prior inclusion or surrender of Warrants or Warrant Shares with respect to a transaction that has not yet closed may be rescinded by such Holder during such overlapping period in order to exercise rights arising under any concurrently occurring event.

     4.8. EXERCISE OF RIGHTS CONDITIONED UPON CLOSING OF TRANSACTION INVOLVED. The rights of Holders to have Warrants or Warrant Shares included and sold in any Public Offering or purchased in any Equity Disposition or Non-Surviving Transaction pursuant to this Article 4 are conditioned upon the consummation of the proposed transaction. Neither Company nor any equityholder involved in any such proposed transaction shall have any obligation to Holders to consummate any such proposed transaction once an agreement in principle or decision to proceed with respect thereto is reached, except as expressly provided in this Article 4.

     4.9. PAYMENT OF TAXES AND EXPENSES. Company will pay all expenses (including reasonable costs and expenses of Holders and legal counsel thereto, but excluding underwriter's and/or broker's discounts and commissions), taxes (other than income taxes) and other fees and charges attributable to the issuance, registration, qualification, notification, approval, listing, transfer pursuant to Section 4.5, and/or repurchase of the Warrants, the Warrant Certificates and the Warrant Shares.

     4.10. RESERVATION AND ISSUANCE OF WARRANT SHARES. Company at all times shall reserve (and keep free from preemptive rights or similar rights of equityholders of Company) among its authorized but unissued shares of Capital Stock the full number of Warrant Shares deliverable upon exercise of all of the Warrants. Company covenants that all Warrant Shares (when and if issued upon exercise of the Warrants in accordance with the terms hereof) will be duly authorized, validly issued, fully paid and nonassessable (and will be free from all taxes, liens, charges and security interests with respect to the issuance thereof). Before taking any action that could cause an adjustment pursuant to
Article 5, Company will take any corporate action that (in the opinion of its counsel) may be necessary or appropriate in order that Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

     4.11. CORRECTIVE ADJUSTMENTS. Company hereby acknowledges that Purchaser has relied upon, among other things, the representation and warranty set forth in Section 3.6 regarding the outstanding Capital Stock of Company and the rights to acquire Capital Stock of Company as of the date of this Agreement. If it is later determined that the representation and warranty set forth in Section 3.6 is untrue or inaccurate such that the outstanding Capital Stock or rights to acquire Capital Stock are greater that the amount disclosed therein, then
Company shall notify each Holder in writing within 10 Business Days of discovering such inaccuracy and shall promptly prepare, execute and deliver to the Holders such additional documents and certificates as are necessary to equitably adjust the Warrants and Warrant Shares deliverable upon exercise of all Warrants for the benefit of Holders. Such adjustment shall include the issuance of additional Warrants or the reduction in Exercise Price of the Warrants, as approved in writing by Holders of a majority of the Warrants.

     4.12. LISTING OF SHARES. If Company lists any shares of Common Stock on any national securities exchange, inter-dealer quotation system or other market, then Company (at its expense) will use its best efforts to cause the Warrant Shares to be approved for listing, subject to notice of issuance, and will provide prompt notice to each such exchange, system or other market of the issuance thereof from time to time.

     4.13. LISTS OF HOLDERS. Company (from time to time upon the request of any Holder) will provide such Holder with a list of the registered Holders and their respective addresses.

     4.14. STATEMENT OF WARRANT INTEREST. Company (from time to time upon the request of any Holder) will provide such Holder with a statement of such Holder's interest in Company containing the following information (as applicable): (a) the number of Warrants that would be issued if the Option were then exercised (and an explanation, in reasonable detail, of the calculation thereof), and (b) the number of Warrants then owned of record by such Holder, and (c) the number of Warrant Shares purchasable upon the exercise of each Warrant then owned of record by such Holder, and (d) the Exercise Price of each Warrant then owned of record by such Holder, and (e) the number of Warrant Shares then owned of record by such Holder, and (f) a chart describing (in reasonable detail) the then current capitalization of Company.

     4.15. RIGHT OF INSPECTION. At any time and from time to time during normal business hours (upon reasonable prior written notice) Company will permit any Holder (or any agent or representative thereof, but at such Holder's cost and expense) (i) to visit, and (ii) to examine and make copies of and abstracts from the books and records of Company and its Subsidiaries, and (iii) to discuss the affairs, finances, and accounts of Company and its Subsidiaries with any of their respective officers, directors and independent accountants.

     4.16. ATTENDANCE AND PARTICIPATION RIGHTS. So long as the Warrants and Warrant Shares of Holders collectively represent 5% or more of the Common Stock of Company (on a fully diluted basis), then a representative of Holders shall be entitled (if at any time hereafter Holders so elect) to attend each of the meetings of Company's Board of Directors (including, each committee thereof). Notwithstanding the foregoing, at the request of Company, representatives of Holders may be required temporarily to leave any such meeting of the Board of Directors if such action is necessary to preserve Company's attorney-client privilege with respect to such meetings or the information disseminated therein. In addition, at all times while any Holder owns Warrant Shares representing 5% or more of the issued and outstanding Common Stock, such Holder (at its option) shall be entitled to designate a pro rata percent of the positions on the Board of Directors (and each committee thereof) of Company (rounded upwards to the next whole number). The Company will cause any directors designated by a Holder to be included among the nominees who are recommended for election as directors by management of the Company, at each meeting of the Company's stockholders at which directors of the Company are proposed to be elected.

     4.17. COMPLIANCE WITH APPROVAL REQUIREMENTS. If any Warrants or Warrant Shares require registration or approval of the FCC, any State PUC or any other governmental authority (or the taking of any other action under the laws of the United States of America or any political subdivision thereof) before such securities may be validly issued, then Company will secure and maintain such registration or approval or will take such other action as and when necessary.


                      ARTICLE 5 . ANTI-DILUTION PROVISIONS


     5.1. ADJUSTMENTS TO WARRANT SHARES PURCHASABLE AND EXERCISE PRICE.


          a. General Intent Regarding Anti-Dilution. It is the intent of Company and Purchaser that the Warrant Shares purchasable upon exercise of the Warrants (as of the date on which the Option is exercised) (together with the rights under Clause 5.1 regarding preemptive rights) will represent at least 10% of the issued and outstanding shares of Capital Stock and voting rights from time to time on a fully diluted basis. It is also the intent of Company and Purchaser that the aggregate purchase price to acquire the percentage interest represented by the Warrant Shares (on a fully diluted basis) not exceed the aggregate Exercise Price for all Warrant Shares as of the effective date hereof. Notwithstanding the foregoing, the percentage of the issued and outstanding shares of Capital Stock represented by the Warrants and/or Warrant Shares may increase from time to time hereafter (i) upon the occurrence of any redemption of equity as to which Holders do not participate, and/or (ii) if any Subsidiaries of Company are not
     wholly-owned by Company. Further notwithstanding the foregoing, the anti-dilution protections contained in this Subsection "a" and Subsections "c" and "e" of this Section 5.1 shall not apply to (and the percentage of the issued and outstanding shares of Capital Stock represented by the Warrants and/or Warrant Shares may decrease upon) any sale of Common Stock in connection with which the price per share sold is based upon a valuation of the equity of the Company that is no less than $20.0 million and with respect to which Holders elect not to exercise preemptive rights under Subsection "h". For purposes of Subsections "c" and "e" of this Section 5.1, the "Target Market Price" shall mean the price per share at such time determined based upon a $20.0 million valuation of the equity.

          b. Equity Dividends, Restructurings and Reclassifications. If Company at any time (1) declares or pays a dividend on its outstanding Capital
     Stock in shares of Common Stock or other securities of Company, or (2) subdivides its outstanding shares of Common Stock, or (3) combines its outstanding shares of Common Stock into a smaller number of shares, or (4) issues by reclassification of the Common Stock other securities of Company (including any such reclassification in connection with a merger, consolidation or other business combination in which Company is the surviving entity), then the number and kind of Warrant Shares purchasable upon exercise of each Warrant shall be adjusted so that each Holder of a Warrant upon exercise of such Warrant shall be entitled to receive the aggregate number and kind of Warrant Shares or other securities of Company that such Holder would have owned or would have been entitled to receive after the occurrence of any such event had such Warrant been exercised immediately prior to the occurrence of such event (or, if earlier, any record date with respect thereto). Any adjustment required by this Clause (a) shall become effective on the date of such event retroactive to the record date with respect thereto (if any), and (b) shall be made successively whenever any such event occurs.

          c. Rights to Purchase Below Target Current Market Price. If Company issues any rights, options or warrants to subscribe for or purchase Common Stock (or securities convertible or exchangeable into Common Stock) at a price per share (or having a conversion or exchange price per share) less than the Target Market Price per share of Common Stock or without consideration, then the current Exercise Price to be in effect after such issuance shall be reduced to a price determined as follows:

          multiply (1) the Exercise Price in effect immediately prior to such issuance by (2) a fraction (i) the numerator of which is the number of shares of Common Stock outstanding on the date of such issuance plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion or exchange price of the convertible or exchangeable securities so to be offered) would purchase at the Target Market Price and (ii) the denominator of which is the number of shares of Common Stock outstanding on the date of such issuance plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible).

The provisions of this Clause, however, will not apply to any issuance of Warrants or to any issuance of Warrant Shares upon exercise of any Warrants. If such subscription price may be paid in a consideration any of which is in a form other than cash, then the value of such consideration (unless Company and Holders otherwise mutually agree) shall be as determined by an Independent Appraiser, and the Board of Directors of Company shall cause the related shares to be fully paid. Any adjustment required by this Clause (a) shall become effective on the date of issuance retroactive to the record date for determining equityholders entitled to receive such issuance, and (b) shall be made successively whenever any such event occurs.

          d. Distributions of Indebtedness, Assets or Securities. If Company distributes to any holders of Capital Stock (including any such distribution in connection with a merger or consolidation in which Company is the continuing entity) evidences of indebtedness of Company, assets or securities (excluding dividends or distributions otherwise appropriately covered under other Clauses of this Section 5.1), then the current Exercise Price to be in effect after such distribution shall be reduced to a price determined as follows:

          multiply (1) the Exercise Price in effect immediately prior to such record date by (2) a fraction (i) the numerator of which is the Current Market Price per share of Common Stock on such record date minus the fair value (as determined by an Independent Appraiser, unless otherwise mutually agreed by Company and Holders) of the portion of the assets, evidences of indebtedness or other securities so to be distributed applicable to one share of Capital Stock and (ii) the denominator of which is the Current Market Price per share of Common Stock.

Any adjustment required by this Clause (a) shall become effective on the date of issuance retroactive to the record date for determining equityholders entitled to receive such distribution, and (b) shall be made successively whenever any such event occurs.

          e. Other Issuances Below Target Market Price. If Company issues or sells any shares of Common Stock (or rights, options, warrants or convertible or exchangeable securities containing a right to subscribe for or purchase shares of Common Stock) (excluding (i) issuances or sales with respect to transactions otherwise appropriately covered under other Clauses of this Section 5.1 and (ii) any Warrant Shares), at a price per share less than the Target Market Price per share of Common Stock in effect immediately prior to such sale or issuance, then the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined as follows:

          multiply (1) the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by (2) a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately after such issuance or sale and (ii) the denominator of which shall be an amount equal to the sum of (A) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale plus (B) the number of shares of Common Stock that the aggregate consideration received (as determined below) for such issuance or sale would purchase at the Target Market Price per share of Common Stock in effect immediately prior to such sale and issuance.

For purposes of such adjustments, the shares of Common Stock that the holder of any such rights, options, warrants or convertible or exchangeable securities is entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such issuance or sale, and the "consideration received" by Company shall be deemed to be (a) the consideration received by Company for such rights, options, warrants or convertible or exchangeable securities plus (b) the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock purchasable thereby. If Company (i) issues or sells shares for consideration that includes any property other than cash or (ii) issues or sells shares together with other securities as a part of a unit at a price per unit, then the "price per share" and the "consideration received" by Company for purposes of this Clause (unless Company and Holders otherwise mutually agree) will be determined by an Independent Appraiser. Any adjustment required by this Clause (a) shall become effective retroactive to the date of issuance or sale of any such rights, options, warrants or convertible or exchangeable securities, and (b) shall be made successively whenever any such event occurs.

          f. Dividend Dilution Fee. If any dividend, distribution or other payment is made or accrued after the date hereof with respect to any Capital Stock or other equity securities of Company, then Company (concurrently with any actual payment thereof) shall make a payment in immediately available funds to each Holder of Warrants and/or Warrant Shares equal to such Holder's percentage ownership of Company's outstanding Capital Stock (but, for such purposes, treating all Warrants as though they had then been exercised) of such dividend, distribution or other payment. Notwithstanding the foregoing, Company shall not be obligated to make any such payment to a Holder (and no Holder shall be entitled to receive such payment) to the extent that such Holder otherwise receives actual payment of the corresponding dividend or distribution relating to such Warrant Share as a holder of Warrant Shares in such class of equity security.

          g. Catchall Anti-Dilution Protection. If Company otherwise issues any securities or instruments or engages in any transaction an effect of which is to dilute the economic value or voting rights of any Holder's Warrants or Warrant Shares in a manner contrary to the general intent expressed under Clause "a" of this Section (including the issuance of any securities or instruments with enhanced voting rights, preemptive rights, dividend preferences or liquidation preferences), then Company will implement an equitable adjustment to such Holder's interest in Company (in a manner reasonably acceptable to such Holder) in order to account for the effects of such transaction. Any adjustment required by this Clause shall be made successively whenever any such event occurs. If Company and Holders are unable to agree on the amount or form of any such equitable adjustment, then Company will retain an Independent Appraiser acceptable to Holders (which acceptance may not be unreasonably withheld) that will determine the amount and form of such equitable adjustment.

          h. Preemptive Rights for Any Non-Protected Issuances. If Company otherwise issues or sells any shares of Capital Stock (or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock) (excluding issuances or sales with respect to transactions for which Holders otherwise appropriately received anti-dilution protection under other Clauses of this
     Section 5.1), then each Holder of Warrants and/or Warrant Shares shall be entitled at any time during the term of this Warrant Agreement to acquire (at the lesser of the price paid by such acquiror of Capital Stock or the Current Market Price therefor, and on terms and conditions otherwise at least as favorable as was offered to such acquiror) an amount of additional shares of Capital Stock that would entitle such Holder to have the same aggregate percentage of Capital Stock (on a fully diluted basis) as such Holder had or was entitled to have immediately prior to such transaction.

          i. Rights Applicable to Shares Other than Common Stock. If at any time (as a result of an adjustment made pursuant to this Section 5.1) a Holder becomes entitled to receive any shares of Company other than shares of Common Stock, then thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 5.1, and the provisions of Article 4 with respect to the Warrant Shares shall apply on like terms to such other shares.

          j. Holders Entitled to Equivalent Rights. If Company has otherwise granted or hereafter grants to any Person any other or additional anti-dilution protection or preemptive rights with respect to any securities of Company (or similar protections or rights with any more favorable or less restrictive terms), then Company will promptly notify each Holder of Warrants and each Holder of Warrant Shares, and such protections and rights (or the more favorable or less restrictive terms thereof) will be deemed automatically to be incorporated into this Agreement (without the necessity of any other action by the parties hereto) as additional protections and rights that each Holder is entitled to exercise.

          k. Expiration of Rights Previously Subject to Adjustment. Upon the expiration of any rights, options or warrants that resulted in adjustments pursuant to this Section 5.1 that were not exercised, then the Exercise Price and the number of Warrant Shares purchasable shall be readjusted and thereafter shall be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as applicable) as if (A) the only shares of Common Stock purchasable upon exercise of such rights, options or warrants were the shares of Common Stock (if any) actually issued or sold upon the exercise of such rights, options or warrants and (B) such shares of Common Stock so issued or sold (if any) were issuable for the consideration actually received by Company for the issuance, sale or grant of all such rights, options or warrants whether or not exercised; provided that no such readjustment may have the effect of increasing the Exercise Price or decreasing the number of Warrant Shares purchasable upon the exercise of a Warrant by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options or warrants.

          l. Election to Adjust Warrants Rather than Exercise Price. Any Holder may elect on or after the date of any adjustment to the Exercise Price to adjust the number of Warrants (and Warrant Shares purchasable) instead of the Exercise Price. Upon any such election, the number of Warrants (and Warrant Shares purchasable) will be determined by multiplying the number of Warrants and Warrant Shares purchasable by a fraction the numerator of which is the Exercise Price in effect immediately prior to such adjustment and the denominator of which is the Exercise Price in effect as a result of such adjustment.

          m. Adjustments for Subsidiaries Not Wholly-Owned by Company. If Company at any time does not own 100% of the Capital Stock of any Subsidiary, then the number of Warrant Shares purchasable upon exercise of each Warrant shall be adjusted in accordance with the following formula: multiply (1) the percentage of the Capital Stock of Company to which Holders would otherwise be entitled under this Warrant Agreement by (2) a fraction (i) the numerator of which is 1 and (ii) the denominator of which is the percentage of the Capital Stock of such Subsidiary then owned by Company.

     5.2. NOTICE OF ADJUSTMENT. Upon any adjustment required under this Article 5, Company (at its expense) shall mail (within 10 Business Days after such adjustment) by first-class mail, postage prepaid, to each Holder of Warrants and each Holder of Warrant Shares a notice of such adjustment. Such notice shall include the following (each in reasonable detail): (i) the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of such Warrant after such adjustment, and (ii) a brief statement of the facts requiring such adjustment, and (iii) the computation by which such adjustment was made.

     5.3. PRESERVATION OF PURCHASE RIGHTS UPON CERTAIN TRANSACTIONS. In connection with any merger, consolidation, reorganization or combination of Company with or into another Person (whether or not Company is the surviving entity), or any sale, transfer or lease to another Person of all or substantially all the property of Company, then Company (or such successor or purchasing Person) shall execute an agreement in favor of each Holder of Warrants giving such Holder the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of securities, cash and property that such Holder would have owned or would have been entitled to receive after the happening of such merger, consolidation, combination, sale, transfer or lease had such Warrant been exercised immediately prior to such action. If any such successor, reorganized or purchasing Person is not a corporation taxed as a "C" corporation, then such Person shall also provide appropriate tax indemnification with respect to such shares and other securities and property so that, upon exercise of the Warrants, each Holder thereof will have the same benefits such Holder otherwise would have had if such successor or purchasing Person were a corporation. Such agreement shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 5. The provisions of this Section shall similarly apply to successive mergers, consolidations, combinations, sales, transfers or leases.


                        ARTICLE 6 . COMPANY'S COVENANTS


     6.1. INFORMATION.

          a. Information Provided by Company to Other Persons. Whether or not Company is subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, Company will provide each Holder with a copy of all information (including financial information) and other communications that are sent by or on behalf of Company (i) to any class of Company's equityholders (if such communication is material), or (ii) to the members of Company's Board of Directors, or (iii) to the Commission. Company shall provide such information and communications to Holders concurrently with providing it to such third parties.

          b. Specific Additional Information. Company will also provide each Holder written notice of (and describing in reasonable detail) the occurrence of any of the following events:

               1. Company offers or issues to any Person any shares of Capital Stock or securities convertible into or exchangeable for Capital Stock or any right to subscribe for or purchase any thereof; or

               2. A dissolution, liquidation or winding up of Company; or

               3. An agreement in principle is reached and/or a letter of intent is executed with respect to any Equity Disposition or Non-Surviving Transaction; or

               4. Company declares or makes (directly or indirectly) any payment, dividend or distribution (in cash or otherwise) with respect to, or incurs any liability for the purchase, acquisition, redemption or retirement of, any Capital Stock or as a dividend, return of capital or other payment or distribution of any kind to any equityholder.

Each such notice shall be mailed by Company to each Holder (at such Holder's last known address on the books and records of Company) at least 20 Business Days prior to the applicable record date of such transaction.

          c. Additional Requested Information. In addition to the information and disclosures otherwise required under this Agreement, Company will also provide to each Holder any information reasonably requested from time to time by such Holder relating to the operations, business plans and/or ownership of Company.

          d. Disclosure of Information by Holders. Each Holder will employ reasonable procedures to treat as confidential all written, non-public information delivered to such Holder pursuant to this Agreement concerning the performance, operations, assets, structure and business plans of Company that is conspicuously designated by Company as confidential information. While other or different confidentiality procedures may be employed by each Holder, the actual procedures employed by such Holder for this purpose will be conclusively deemed to be reasonable if they are at least as protective of such information as the procedures generally employed by such Holder to safeguard the confidentiality of such Holder's own information that such Holder generally considers to be confidential. Notwithstanding the foregoing, each Holder may disclose any information concerning Company in such Holder's possession from time to time (a) to permitted participants, transferees, assignees, pledgees and investors (including prospective participants, transferees, assignees, pledgees and investors), but subject to a reasonable confidentiality agreement regarding any non-public confidential information thereby disclosed, and (b) in response to credit inquiries consistent with general banking practices, and
     (c) to any federal or state regulator of such Holder, and (d) to such Holder's Affiliates, employees, legal counsel, appraisers, accountants, agents and investors, and (e) to any Person pursuant to compulsory judicial process, and (f) to any judicial or arbitration forum in connection with enforcing this Agreement or defending any action based upon this Agreement or the relationship between such Holder and Company, and (g) to any other Person with respect to the public or non-confidential portions of any such information. Moreover, each Holder (without any compensation, remuneration or notice to Company) may also include operational, performance and structural information and data relating to Company in compilations, reports and data bases assembled by such Holder (or its Affiliates) and used to conduct, support, assist in and validate portfolio, industry and credit research and analysis for itself and/or other Persons; provided, however, that such Holder may not thereby disclose to other Persons any information relating to Company in a manner that is attributable to Company unless (1) such disclosure is permitted under the standards outlined above in this Section or (2) Company otherwise separately consents thereto (which consent may not be unreasonably withheld).

     6.2. BOOKS AND RECORDS. Company and each of its Subsidiaries shall keep and maintain satisfactory and adequate books and records of account in accordance with generally accepted accounting principles.

     6.3. NO AMENDMENTS TO ORGANIC DOCUMENTS. Without the prior written consent of Holders representing a majority of Warrant Shares and Warrants (which consent may not be unreasonably withheld), Company shall not permit any amendments to its Organic Documents. Without limiting the generality of the foregoing, without the prior written consent of Holders representing a majority of Warrant Shares and Warrants (which consent may not be unreasonably withheld), Company shall not establish any class of Capital Stock or issue any shares of Capital Stock that have rights, dividends or preferences senior to or more advantageous than the rights, dividends and preferences of the Warrant Shares.

     6.4. REINCORPORATION AND REORGANIZATION. Company shall not at any time reincorporate in any jurisdiction or reorganize into a different form of legal entity unless (in each such instance) Company shall have received a favorable opinion of counsel to the effect that such reincorporation or reorganization shall impose no direct or contingent liability on Holders under the laws of such jurisdiction. A copy of each such opinion shall be provided to each Holder.

     6.5. EXISTENCE, GOOD STANDING AND AUTHORIZATIONS. Company and each of its Subsidiaries shall preserve and maintain its existence in good standing as a organization under the laws of its jurisdiction of incorporation and the validity of all its authorizations and licenses required in the conduct of its businesses.

     6.6. CONDUCT OF BUSINESS. Without the prior written consent of Holders representing a majority of Warrant Shares and Warrants (which consent may not be unreasonably withheld), Company (a) will continue to engage in (and only in) businesses of the same general type as now conducted by it, and (b) will comply, and will cause each Subsidiary to comply, in all material respects with all applicable material laws, regulations, and orders, and (c) will not (and will not permit any Subsidiary to) engage in any transaction (including employment arrangements) with any Affiliate or other related party other than for value received and under reasonable and customary terms and conditions that are at least as favorable to Company as would be achieved in an arm's length transaction.


                            ARTICLE 7 . DEFINITIONS


     7.1. DEFINITIONS. As used herein, the following terms have the following respective meanings:


          7.1.1. "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. A Person shall be deemed to "control" another Person if such first Person possesses directly or indirectly the power to direct (or to cause the direction of or to materially influence) the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, each of the following Persons will be deemed to be an Affiliate of Company: (a) each Person (other than a Holder) who owns 5% or more of any class or series of Capital Stock of Company, and (b) each Person (other than a Holder) who serves on the board of directors of the Company or any Subsidiary thereof, and (c) each senior executive officer of Company.

          7.1.2. "Agreement" means this Option and Warrant Agreement, as amended, modified and supplemented from time to time.

          7.1.3. "Appraised Valuation" means, as of any relevant date, the value of a Warrant Share, a share of Common Stock or other security or equity interest (as applicable) as determined by an Independent Appraiser. Such Independent Appraiser will be selected by Holders of a majority of the Warrants and Warrant Shares and approved by Company (which approval may not be unreasonably withheld, delayed or conditioned). Such Independent Appraiser shall use one or more valuation methods that the Independent
     Appraiser (in its best professional judgment) determines to be most appropriate under the circumstances; provided, that such valuation methods shall not give effect to (1) any discount for any lack of liquidity of the Warrants, Warrant Shares and/or such other security, or (2) the minority status of any holder of Warrants, Warrant Shares or other security, or (3) the fact that Company may have no class of equity securities registered under the Securities Act. Such Independent Appraiser, as promptly as is reasonably possible, will prepare and deliver to Company and to each Holder of a Warrant or Warrant Share a written valuation report indicating (a) the methods of valuation considered or used, and (b) the value of a Warrant Share or other security, and (c) the nature and scope of the examination or investigation upon which the determination of value was made. Unless the valuation report is revised by the Independent Appraiser within 5 Business Days after delivery thereof or unless Company and Holders otherwise mutually agree, then the valuation report shall be deemed final at the end of such 5-Business-Day period. Company shall pay the fees and expenses associated with the Independent Appraiser.

          7.1.4. "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Arlington, Virginia are authorized by law to close.

          7.1.5. "Capital Stock" means the Common Stock, and all other classes of common stock (whether voting or non-voting), and all other forms of capital stock or securities of Company (preferred or otherwise).

          7.1.6. "Commission" means the Securities and Exchange Commission or any entity or agency that succeeds to any or all of its functions under the Securities Act or the Exchange Act.

          7.1.7. "Common Stock" means the voting common stock of Company (which has a par value of $0.001 per share).

          7.1.8. "Company" means ACCESS ONE COMMUNICATIONS CORP., a New Jersey corporation, and its successors and permitted assigns.

          7.1.9. "Credit Agreement" means the Credit Facility Agreement dated as of June 30, 1999 by and among Company (and certain of its Affiliates) and Lender (and certain other lenders), as the same may be amended, modified or otherwise supplemented from time to time (including any renewals, refinancings or extensions thereof or increases in the credit extended thereunder).

          7.1.10. "Current Market Price" means, with respect to any share of Common Stock or any other security of Company at the date herein specified, the following:

               (i) if Company does not then have such securities registered under the Exchange Act, then the Current Market Price per share of such security will be the greater of the Exercise Price per Warrant Share then in effect or the Appraised Valuation per share of such security, or alternatively

               (ii) if Company does then have such securities registered under the Exchange Act, then the Current Market Price per share of such security will be the greater of the Exercise Price per Warrant Share then in effect or the Appraised Valuation per share of such security or the average of the daily market prices of such security for 20 consecutive Business Days during the period commencing 30 Business Days before such date (or, if Company has had a class of such securities registered under the Exchange Act for less than 30 consecutive Business Days before such date, then the average of the daily market prices for all of the Business Days before such date for which daily market prices are available). The market price for each such Business Day shall be as follows: (A) for a security listed or admitted to trading on any securities exchange, then the closing price (regular way) on such day (or if no sale takes place on such day, then the average of the closing bid and asked prices on such day), and (B) for a security not then listed or admitted to trading on any securities exchange, then the last reported sale price on such day (or if no sale takes place on such day, then the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by Company), and (C) for a security not then listed or admitted to trading on any securities exchange and as to which no such reported sale price or bid and asked prices are available, then the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in Manhattan Borough (New York, NY) customarily published on each business day, designated by Company (or if there is no bid and asked prices on such day, then the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 calendar days prior to the date in question) for which prices have been so reported), and (D) if there are no bid and asked prices reported during the 30 calendar days prior to the date in question, then the Current Market Price per share of the security shall be determined as if Company did not have a class of such securities registered under the Exchange Act.

          7.1.11. "Equity Disposition" means the sale, issuance, transfer or other Equity Disposition of Capital Stock (or securities convertible into, or exchangeable for, Capital Stock or rights to acquire Capital Stock or such securities) to one or more Persons through any transaction or series of related transactions (other than as a result of a Public Offering) if, after such sale, issuance, transfer or Equity Disposition, the Initial Shareholders no longer beneficially own in the aggregate more than 50% of the Capital Stock and voting rights on a fully-diluted basis (without giving effect to any Warrant Shares purchased or purchasable) then outstanding. For purposes of this definition, (i) any redemption or repurchase of any shares of Capital Stock (or securities convertible into, or exchangeable for, Capital Stock or rights to acquire Capital Stock or such securities) by Company shall constitute an "Equity Disposition" and
     (ii) any transfer of Capital Stock (or securities convertible into, or exchangeable for, Capital Stock or rights to acquire Capital Stock or such securities) by a shareholder to any member of his or her immediately family or to any trust for which he or she is the trustee shall not constitute an "Equity Disposition" provided that such shareholder retains control over the voting rights associated with such Capital Stock.

          7.1.12.  "Event of  Dilution"  means any of the  events  described  in
     Section  5.1 as to which  anti-dilution  rights  are  granted  pursuant  to
     Article 5.

          7.1.13. "Exchange Act" means the Securities and Exchange Act of 1934, as amended, or any similar Federal statute, as implemented by the Commission or any court of competent jurisdiction.

          7.1.14. "Exercise Period" has the meaning set forth in Section 4.2.

          7.1.15. "Exercise Price" has the meaning set forth in Section 1.2.

          7.1.16. "FCC" means the Federal Communications Commission or any other entity or agency that succeeds to its responsibilities and powers.

          7.1.17. "Holder" means any owner or holder of any Warrant (and corresponding Warrant Certificate) or any Warrant Share, and (with respect to each) any successor, assignee, transferee, trustee, estate, heir, executor, administrator, or personal representative thereof.

          7.1.18. "Holder-Affiliated Transferee" means any Affiliate of a Holder, and/or any current director, officer, employee, business unit or division, or successor-in-interest of such Holder, and/or (with respect to Purchaser) any pledgee of Purchaser's interest under the Credit Agreement.

          7.1.19. "Independent Appraiser" means a Person who (a) is with a nationally recognized investment banking or appraisal firm, and (b) is qualified in the valuation of businesses, transactions and securities of the general type being analyzed, and (c) does not have a material direct or material indirect financial interest in Company or any Holder.

          7.1.20. "Initial Public Offering" means the first time (after the effective date of this Agreement) that Company issues or otherwise offers for sale any Capital Stock (or securities convertible into, or exchangeable for, Capital Stock or rights to acquire Capital Stock or such securities) pursuant to a registration statement filed with the Commission under the Securities Act.

          7.1.21. "Initial Shareholders" means, collectively, the holders of Capital Stock of Company as of the effective date of this Agreement.

          7.1.22.   "Lender"   means  MCG   FINANCE   CORPORATION,   a  Delaware
     corporation, and its successors, assigns, pledgees and transferees.

          7.1.23. "Non-Surviving Transaction" means either (a) any merger, consolidation or other business combination by Company with one or more Persons in which the other Person effectively is the survivor or (b) any sale, transfer, lease or license of all or any material portion of the assets (or the economic benefits thereof) of Company to one or more other Persons through any transaction or series of related transactions.

          7.1.24. "Organic Document" means, relative to any entity, its certificate and articles of incorporation, organization or formation, its by-laws or operating agreements, and all equityholder agreements, voting agreements and similar arrangements applicable to any of its authorized shares of capital stock, its partnership interests or its equity interests, and any other arrangements relating to the control or management of any such entity (whether existing as a corporation, a partnership, an LLC or otherwise).

          7.1.25. "Person" means an individual, an association, a partnership, a corporation, a trust or an unincorporated organization or any other entity or organization.

          7.1.26. "Public Offering" means any issuance or other sale of any Capital Stock (or securities convertible into, or exchangeable for, Capital Stock or rights to acquire Capital Stock or such securities) of Company pursuant to a registration statement filed with the Commission under the Securities Act.

          7.1.27.  "Purchaser"  means  Lender,  and  its  successors,   assigns,
     pledgees and transferees with respect to the Warrants, corresponding Warrant Certificates and/or Warrant Shares.

          7.1.28. "Registration Rights" means the rights of the Holders of the Warrant Certificates to have the Warrant Shares registered for sale under an effective registration statement under the Securities Act.

          7.1.29.  "Repurchase  Condition"  has the meaning set forth in Section
     4.6.

          7.1.30. "Repurchase Offer" has the meaning set forth in Section 4.6.

          7.1.31. "Repurchase Price" has the meaning set forth in Section 4.6.

          7.1.32. "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, as implemented by the Commission or any court of competent jurisdiction.

          7.1.33. "State Communications Acts" means the laws of any state in which Company does business that govern the provision of communications services offered or performed by Company within such state and are applicable to Company, as amended from time to time, and as implemented by the rules, regulations, and orders of the applicable State PUC or any court of competent jurisdiction.

          7.1.34. "State PUC" means the public utility commission or other regulatory agency of any state in which Company does business that is vested with jurisdiction over Company and over State Communications Acts or the provision of communication services within such state.

          7.1.35. "Subsidiary" of any Person means (a) any other Person as to which the first Person directly or indirectly owns or controls 50% or more of the equity, voting rights or enterprise value thereof or (b) any other Person the accounts of which would be consolidated with those of the first Person in its consolidated or combined financial statements according to generally accepted accounting principles.

          7.1.36. "Surviving Public Combination" means any merger, consolidation or other business combination by Company with one or more Persons in which Company is the survivor (or a purchase of assets by Company from one or more other Persons) if Company is thereafter required to file reports with respect to any of its Capital Stock with the Commission pursuant to the Exchange Act.

          7.1.37.  "Target  Market  Price" has the  meaning set forth in Section
     5.1.

          7.1.38. "Warrant Certificate" means a certificate (substantially in the form of Exhibit C) evidencing one or more Warrants.

          7.1.39. "Warrant" means the irrevocable and unconditional right (subject to the terms hereof) to acquire a fully paid and nonassessable Warrant Share at a purchase price per share equal to the Exercise Price (and any other right or warrant issued upon any exchange or transfer of any such Warrant or any adjustment relating thereto).

          7.1.40. "Warrant Share" means a share of Common Stock issuable upon exercise of a Warrant (until such share is registered by Company and sold by the Holder thereof to a third party in a public transaction).

     7.2. GENERAL CONSTRUCTION AND INTERPRETATION.

          7.2.1. Plural; Gender. Unless otherwise expressly stated or the context clearly indicates a different intention, then (as may be appropriate in the particular context) (a) a singular number or noun used herein includes the plural, and a plural number or noun includes the singular, and (b) the use of the masculine, feminine or neuter gender pronouns herein includes each and all genders.

          7.2.2. Section, Schedule and Exhibit References. Unless otherwise expressly stated or the context clearly indicates a different intention, then all references to sections, paragraphs, clauses, schedules and exhibits herein are to be interpreted as references to sections, paragraphs, clauses, schedules and exhibits of and to this Agreement. In addition, the words "herein", "hereof", "hereunder", "hereto" and other words of similar import herein refer to this Agreement as a whole, and not to any particular section, paragraph or clause in this Agreement.

          7.2.3. Titles and Headings. Unless otherwise expressly stated or the context clearly indicates a different intention, then the various titles and headings herein are inserted for convenience only and do not affect the meaning or interpretation of any provision hereof.

          7.2.4. "Including" and "Among Other" References. Unless otherwise expressly stated or the context clearly indicates a different intention, then all references herein to phrases containing or lists preceded by the words "include", "includes", "including", "among other", "among other things" or other words or phrases of similar import are to be interpreted to mean such "without limitation" (whether or not such additional phrase is actually added). In other words, such words and phrases connote an illustrative example or list rather than an exclusive example or list.

          7.2.5. Time of Day References. Unless otherwise expressly stated or the context clearly indicates a different intention, then all time of day references in and restrictions imposed hereunder are to be calculated using Eastern Time.

          7.2.6. Successors and Assigns. Unless otherwise expressly stated or the context clearly indicates a different intention, then all references to any Person (including any Official Body) herein are to be interpreted as including (as applicable) such Person's successors, assigns, estate, heirs, executors, administrators and personal representatives.

          7.2.7. Modifications to Documents. Unless otherwise expressly stated or the context clearly indicates a different intention, then all references herein to any other agreement or instrument are to be interpreted as including all extensions, renewals, amendments, supplements, substitutions, replacements and waivers thereto and thereof from time to time.

          7.2.8. References to Laws and Regulations. Unless otherwise expressly stated or the context clearly indicates a different intention, then all references to any law, regulation, rule, order or policy herein are to be interpreted as references to such law, regulation, rule or policy (a) as implemented and interpreted from time to time by Official Bodies with appropriate jurisdiction therefor, and (b) as amended, modified, supplemented, replaced and repealed from time to time.

          7.2.9. Financial and Accounting Terms. Unless otherwise expressly stated or the context clearly indicates a different intention, then financial and accounting terms used in the foregoing definitions or elsewhere herein shall be defined and determined in accordance with Generally Accepted Accounting Principles (GAAP).


                           ARTICLE 8 . MISCELLANEOUS


     8.1. COMPLIANCE WITH FCC AND STATE PUC REQUIREMENTS. Company and Purchaser each hereby acknowledge its intent that this Agreement, the Warrants, the Warrant Certificates and the Warrant Shares (as well as the exercise of rights hereunder) each comply with all of the laws, regulations and orders of and/or administered by the FCC or any State PUC relating to Purchaser's ownership, exercise and/or other realization of rights in connection herewith. If at any time the terms and conditions of any such ownership, exercise or other ability to realize upon rights violates, is in conflict with or requires any consent under any such legal requirements, then Company and Purchaser (or any subsequent Holder) will cooperate and negotiate in good faith to amend the underlying documents (or the relevant rights therein) and/or to file and prosecute (or to cause others to file and prosecute) applications for any such consent in order to enable Company and Purchaser (or such subsequent Holder) to be in compliance with such legal requirements.

     8.2. COMPLIANCE WITH PURCHASER'S REGULATORY REQUIREMENTS. Company and Purchaser each hereby acknowledge its intent that this Agreement, the Warrants, the Warrant Certificates and the Warrant Shares (as well as the exercise of rights hereunder) each comply with all of the statutory and regulatory requirements applicable to Purchaser (or any subsequent Holder) relating to its



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


ownership, exercise and/or other realization of rights in connection herewith. If at any time the terms and conditions of any such ownership, exercise or other ability to realize upon rights violates or is in conflict with any such regulatory requirements applicable to Purchaser (or such subsequent Holder), then Company and Purchaser (or such subsequent Holder) will cooperate and negotiate in good faith to amend the underlying documents (or the relevant rights therein) in order to enable Purchaser (or such subsequent Holder) to be in compliance with such statutory and regulatory requirements.

     8.3. BINDING EFFECT AND GOVERNING LAW. This Agreement (and the Warrants, the Warrant Certificates and other documents in connection herewith) are binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (to the extent authorized). This Agreement (and the Warrants, the Warrant Certificates and other documents in connection herewith) are governed as to their validity, interpretation, construction and effect by the laws of the Commonwealth of Virginia (without giving effect to the conflicts of law rules of Virginia) or, to the extent that the particular issue in controversy involves Company's legal power or authorization in connection herewith, matters of internal governance, or matters of corporate law, then resolution of such issue shall be governed by the corporate laws of the State of New Jersey.

     8.4. SURVIVAL. All agreements, representations, warranties and covenants of Company contained herein or in any documentation required hereunder will survive the execution and delivery of this Agreement and will continue in full force and effect so long as this Agreement otherwise remains effective.

     8.5. NO WAIVER; DELAY. To be effective, any waiver by Purchaser must be expressed in a writing executed by Purchaser. If Purchaser waives any power, right or remedy arising hereunder or under any applicable law, then such waiver will not be deemed to be a waiver upon the later occurrence or recurrence of any events giving rise to the earlier waiver. No failure or delay by Purchaser to insist upon the strict performance of any term, condition, covenant or agreement hereunder, or to exercise any right, power or remedy hereunder, will constitute a waiver of compliance with any such term, condition, covenant or agreement, or preclude Purchaser from exercising any such right, power, or remedy at any later time or times. The remedies provided herein are cumulative and not exclusive of each other and the remedies provided by law.

     8.6.   MODIFICATION.   Except  as  otherwise  expressly  provided  in  this
Agreement, no modification or amendment hereof will be effective unless made in a writing signed by appropriate officers of the parties hereto.

     8.7. NOTICES. Unless otherwise provided in this Agreement, any notice, request, consent, waiver or other communication required or permitted under or in connection with this Agreement will be deemed satisfactorily given if it is in writing and is delivered either personally to the addressee thereof, or by prepaid registered or certified U.S. mail (return receipt requested), or by a nationally recognized commercial courier service with next-day delivery charges prepaid, or by telegraph, or by facsimile (voice confirmed), or by any other reasonable means of personal delivery to the party entitled thereto at its respective address set forth below:

         If to Company              [Party Entitled to Notice]
         or its Affiliates:         c/o Access One Communications Corp.
         -----------------          3427 NW 55th Street
                                    Ft. Lauderdale, FL  33309
                           Attention:       President
                           Telephone:       (954) 714-0000
                           Facsimile:       (954) 739-2476

                           With a copy to the following listed counsel or such other counsel as may be designated by Company from time to time (and which notice shall not constitute notice to Company and failure to give such notice shall not affect the effectiveness of notice to Company):

                           Dreier & Baritz
                           150 East Palmetto Park Rd, Suite 401
                           Boca Raton, FL 33432
                           Attention:       Neil Baritz, Esquire
                           Telephone:       (561) 750-0910
                           Facsimile:       (561) 750-5045

         If to Purchaser:  MCG Finance Corporation
         ---------------
                           1100 Wilson Boulevard, Suite 800
                           Arlington, VA  22209
                           Attention:       Investment Administration
                           Telephone:       (703) 247-7500
                           Facsimile:       (703) 247-7505

                           With a copy to the following listed counsel or such other counsel as may be designated by Purchaser from time to time (and which notice shall not constitute notice to Purchaser and failure to give such notice shall not affect the effectiveness of notice to Purchaser):

                           Samuel G. Rubenstein, Esquire
                           Bryan Cave LLP
                           700 13th Street, N.W., Suite 700
                           Washington, D.C.  20005
                           Telephone:       (202) 508-6000
                           Facsimile:       (202) 508-6200

Any party to this Agreement may change its address or facsimile number for notice purposes by giving notice thereof to the other in accordance with this Section, provided that such change shall not be effective until 2 calendar days after notice of such change. All such notices and other communications will be deemed given and effective (a) if by mail, then upon actual receipt or 5 calendar days after mailing as provided above (whichever is earlier), or (b) if by facsimile, then upon successful transmittal to such party's designated number, or (c) if by telegraph, then upon actual receipt or 2 Business Days after delivery to the telegraph company (whichever is earlier), or (d) if by nationally recognized commercial courier service, then upon actual receipt or 2 Business Days after delivery to the courier service (whichever is earlier), or (e) if otherwise delivered, then upon actual receipt.

     8.1. PRIOR AGREEMENTS SUPERSEDED. This Agreement completely and fully supersedes all oral agreements and all other and prior written agreements by and between Company and Purchaser concerning the terms and conditions of this Agreement.

     8.2. SEVERABILITY. If fulfillment of any provision of or any transaction related to this Agreement or the Credit Agreement, the time performance of such provision or transaction is due shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity. If any clause or provision of this Agreement operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be void, as though not contained herein, and the remainder of this Agreement shall remain operative and in full force and effect.

     8.3. COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document. Each such counterpart will be deemed to be an original but all counterparts together will constitute one and the same instrument.

     8.4. LIMITATION OF LIABILITY. Notwithstanding any other provision of this Agreement (unless expressly provided otherwise), neither Company nor any Holder (nor any director, officer, employee, representative, legal counsel or agent of Company or any Holder) shall have any liability to any other Person that is a party to or beneficiary of this Agreement (or to any equityholder of Company) with respect to (and each Person that is a party to this Agreement hereby waives, releases and agrees not to sue upon any claim for) any special, indirect, consequential, punitive or non-foreseeable damages suffered by such Person in connection with or in any way related to the transactions contemplated or the relationship established by this Agreement, or any act, omission or event occurring in connection herewith.

     8.5. FORUM SELECTION; CONSENT TO JURISDICTION. ANY LITIGATION IN CONNECTION WITH OR IN ANY WAY RELATED TO THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OR INACTIONS OF ANY HOLDER OR COMPANY WILL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE COMMONWEALTH OF VIRGINIA OR IN THE UNITED STATES DISTRICT COURT FOR THE
EASTERN DISTRICT OF VIRGINIA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST COMPANY MAY ALSO BE BROUGHT (AT SUCH HOLDER'S OPTION) IN THE COURTS OF ANY OTHER JURISDICTION WHERE ANY PROPERTY OF COMPANY MAY BE FOUND OR WHERE ANY HOLDER MAY OTHERWISE OBTAIN PERSONAL JURISDICTION OVER COMPANY. COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF VIRGINIA AND OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID,


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


OR BY PERSONAL SERVICE WITHIN OR OUTSIDE THE COMMONWEALTH OF VIRGINIA. COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THEN COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

     8.6. WAIVER OF JURY TRIAL. EACH HOLDER AND COMPANY EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (WHETHER AS CLAIM, COUNTER-CLAIM, AFFIRMATIVE DEFENSE OR OTHERWISE) IN CONNECTION WITH OR IN ANY WAY RELATED TO THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OR INACTIONS OF ANY HOLDER OR COMPANY. COMPANY ACKNOWLEDGES AND AGREES (A) THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION, AND (B) THAT IT HAS BEEN ADVISED BY LEGAL
COUNSEL IN CONNECTION HEREWITH, AND (C) THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR PURCHASER ENTERING INTO THIS AGREEMENT.


                      [BALANCE OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed, as an instrument under seal (whether or not any such seals are physically attached hereto) as of the date and year first above written.

ATTEST:                            ACCESS ONE COMMUNICATIONS
                                   CORP. (Company)


By:                                By: /s/ Kenneth Baritz
  ----------------------------        ------------------------------
  Name:   Kevin Griffo                Name:   Kenneth G. Baritz
  Title:  President                   Title:  Chairman and Chief Executive
                                              Officer


[CORPORATE SEAL]                   Address:   3427 NW 55th Street
                                              Ft. Lauderdale, FL  33309

                                   Facsimile: (954) 739-2476


WITNESS:                           MCG FINANCE CORPORATION
                                   (Purchaser)


   /s/ Jane H. Gallup             By: /s/ B. Hagan Saville for Steven F. Tunney
  ----------------------------        ------------------------------------------
                                      Steven F. Tunney, Executive Vice
                                      President

                                   Address: 1100 Wilson Boulevard
                                            Suite 800
                                            Arlington, Virginia  22209

                                   Facsimile: (703) 247-7505